Exhibit 99.2

FOR IMMEDIATE RELEASE

Protagenic Therapeutics Provides Update on Form 10-Q Filing Timeline and Nasdaq Compliance

New York, NY – August 22, 2025 – Protagenic Therapeutics, Inc. (Nasdaq: PTIX) (the “Company”) today announced that it expects to file its Quarterly Report on Form 10-Q for the period ended June 30, 2025 in the near future, following a delay attributable to the completion of merger-related consolidation of financial statements, including purchase accounting adjustments, pro forma financial information, and related disclosures. While the Company anticipates this delay to be brief, there can be no assurance as to the definitive timing of the filing.

Protagenic also confirmed receipt of a notice from Nasdaq in connection with the Company's failure to file its Quarterly Report on Form 10-Q for the period ended June 30, 2025, as required under Listing Rule 5250(c)(1) received on August 20, 2025. The notice has no immediate effect on the listing or trading of Protagenic’s securities, which continue to trade on the Nasdaq Capital Market under the symbol “PTIX.” The Company expects to regain compliance promptly upon filing. The Company intends to submit a compliance plan if necessary, within the required timeframe, consistent with the letter.

About Protagenic Therapeutics, Inc.

Protagenic Therapeutics (Nasdaq: PTIX) is pioneering novel treatments across a range of therapeutic areas. For more information, visit www.protagenic.com.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the completion, timing and results of current and future clinical studies relating to the Company’s product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Company Contact:

Alexander K. Arrow, MD, CFA

Chief Financial Officer

Protagenic Therapeutics, Inc.

149 Fifth Ave, Suite 500, New York, NY 10010

Tel: 213-260-4342

Email: alex.arrow@protagenic.com